Exhibit B

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-85132 and 333-167681 of Safeway Inc. each on Form S-8 of our report dated June 28, 2010, relating to the financial statements and financial statement schedule of the Safeway 401(k) Savings Plan appearing in this Annual Report on Form 11-K of the Safeway 401(k) Savings Plan for the year ended December 31, 2009.

/s/ Deloitte & Touche LLP

San Francisco, California

June 28, 2010